SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) OF The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):		March 9, 2011

CHEMUNG FINANCIAL CORPORATION (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	0-13888 (Commission file number)	16-123703-8 (I.R.S. Employer Identification No.)

One Chemung Canal Plaza, P.O. Box 1522, Elmira, NY 14901
 (Address of principal executive offices)         (Zip Code)

(607) 737-3711
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(B) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

In the joint proxy statement/prospectus distributed to the shareholders of Chemung Financial Corporation (“Chemung”) and Fort Orange Financial Corp. (“FOFC”) in connection with the planned merger of FOFC with and into CFC (the “Merger”), filed as part of the Registration Statement on Form S-4 as amended, CFC and FOFC disclosed that on January 31, 2011, the amount of FOFC Delinquent Loans (as defined in the Merger Agreement dated as of October 14, 2010, as amended) was $7.86 million, and that “…if the amount of Delinquent Loans remains at or about the current level at the end of the month prior to the Effective Time, then the Cash Consideration and the Stock Consideration would be reduced.”

Specifically, this means that if FOFC Delinquent Loans remain at their January 31, 2011 levels on March 31, 2011, which is the last day of the month before the planned closing of the Merger on April 8, 2011, the amounts of cash and stock received by FOFC shareholders would be reduced as follows, as described in the joint proxy statement/prospectus:

- If CFC’s closing price, as defined in the Merger Agreement, is $25.20 or less, FOFC shareholders who elect a cash payment will receive $7.40 instead of $7.50 and shareholders who elect to receive CFC stock will receive stock based on an exchange ratio of 0.3524 instead of 0.3571.

- If CFC’s closing price, as defined in the Merger Agreement, is more than $25.20, FOFC shareholders who elect a cash payment will receive $7.40 instead of $7.50 and shareholders who elect to receive CFC stock will receive stock based on an exchange ratio that is 98.67% of the adjusted exchange ratio, as defined in the Merger Agreement, instead of 0.3571.

At February 28, 2011, the amount of FOFC Delinquent Loans had improved from their levels at January 31, 2011 to $6.49 million. This means that if the amount of FOFC Delinquent Loans remains at or below their February 28, 2011 amount on March 31, 2011 (assuming the Merger closes in April), the Cash Consideration and Stock Consideration to be received by FOFC shareholders would not be subject to a downward adjustment based on the level of FOFC Delinquent Loans.

CFC and FOFC cannot predict what the level of FOFC Delinquent Loans will be on March 31, 2011, or at any other point in time.  CFC and FOFC note however, that:

●     FOFC’s staff is working diligently and in cooperation with CFC’s loan officers to identify and work through the problem credits in FOFC’s loan portfolio.

●     FOFC maintains a healthy loan loss allowance (2.03% of total loans at February 28, 2011) that is available to absorb future loan losses.

●     FOFC continues to be profitable and “well capitalized” under applicable regulatory standards.

●     FOFC is providing uninterrupted service to its depositors, borrowers and other customers at all of its branches.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

March 9, 2011	By: Ronald M. Bentley

Ronald M. Bentley
President & Chief Executive Officer